Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Kodiak Gas Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	5,562,273(1)	(2)	$164,671,092.17(3)	0.00014760	$24,306(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							$24,306

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$7,011

	Net Fee Due							$17,295

(1)

Consists of a maximum of 5,562,273 shares of common stock, par value $0.01 per share (“common stock”), of the Registrant to be sold by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement (“Prospectus Supplement”) shall also cover any additional shares of the Registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

With respect to the offering of shares of our common stock by the selling stockholders, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling stockholders.

(3)

Estimated solely for the purposes of computing the registration fee in accordance with pursuant to Rule 457(c) under the Securities Act, based upon $29.6050, the average of the high and low prices of the Registrant’s common stock as quoted on the New York Stock Exchange on September 24, 2024 (a date within five business days prior to the filing of this Prospectus Supplement).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with the Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	Kodiak Gas Services, Inc.	Form S-3	333-280710(1)	July 5, 2024		$234,910

Fee Offset Sources	Kodiak Gas Services, Inc.	Form S-3	333-280737(1)		July 10, 2024						$227,899

Fee Offset Sources	Kodiak Gas Services, Inc.	Form S-3	333-280737(1)		September 27, 2024						$7,011

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

(1)

The Registrant paid a registration fee of $234,910 in connection with the registration of $1,591,525,000 of shares of common stock under a prior Registration Statement on Form S-3 (Registration No. 333-280710) filed with the Securities and Exchange Commission (the “SEC”) on July 5, 2024 (the “Prior Registration Statement”). The Prior Registration Statement was withdrawn by filing a Form RW on July 9, 2024. The Registrant filed a Registration Statement on Form S-3ASR (Registration No. 333-280737) with the SEC on July 10, 2024 (the “Registration Statement”), and, in accordance with Rule 457(p) under the Securities Act, used $227,899 of the aforementioned unused filing fees previously paid by the Registrant in connection with the Prior Registration Statement. The Registrant filed this Prospectus Supplement pursuant to the Registration Statement with the SEC on September 27, 2024 and, in accordance with Rule 457(p) under the Securities Act, the Registrant is using the remaining $7,011 of the aforementioned unused filing fees previously paid by the Registrant in connection with filing the Prior Registration Statement to offset a portion of the filing fee payable in connection with this Prospectus Supplement, and as a result of such offset, the Registrant will have $0 remaining in unused filing fees available to be applied to its future filings.